UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 12, 2006, the Board of Directors of Seattle Genetics, Inc. (the “Company”) approved the amendment and restatement of the Seattle Genetics, Inc. 1998 Stock Option Plan (the “Plan”). The amendments to the Plan include: (i) the requirement that stockholders approve any repricing of outstanding stock options; (ii) establishment of a minimum one-year vesting schedule for restricted stock awards; and (iii) clarification that any material changes to the Plan require stockholder approval. These amendments were the only changes to the Plan. The description of the Plan contained herein is qualified in its entirety by reference to the full text of the Plan which is filed as Exhibit 10.1 to this Form 8-K.

Item 8.01	Other Events

The Board of Directors of the Company also adopted Corporate Governance Guidelines on May 12, 2006 to assist the Board in exercising its responsibilities. The Corporate Governance Guidelines reflect the Board’s commitment to building long-term stockholder value with an emphasis on corporate governance. The Corporate Governance Guidelines can be viewed on the Company’s website.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Seattle Genetics, Inc. 1998 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: May 18, 2006	By:	/s/ Todd Simpson
Todd Simpson Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Seattle Genetics, Inc. 1998 Stock Option Plan